SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
FILED BY THE REGISTRANT  ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Psychemedics Corporation

(Name of Registrant as Specified In Its Charter)

NAME OF COMPANY

(Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 1, 2004

Dear Stockholders:

     We cordially invite you to attend the Annual Meeting of Stockholders, which will be held at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts, on Thursday, May 13, 2004, at 3:00 P.M.

     The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors for 2004. I will report on current operations and discuss our plans for growth. We will also have plenty of time for your questions and comments.

     I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Psychemedics and its directors and officers. I hope that you will be able to attend.

Sincerely,

Raymond C. Kubacki, Jr.
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
General
Independence
Director Candidates
Board of Directors Meetings and Committees
Report of the Audit Committee
EXECUTIVE COMPENSATION
PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS

PSYCHEMEDICS CORPORATION

1280 Massachusetts Avenue
Cambridge, Massachusetts 02138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 1, 2004

     The Annual Meeting of Stockholders will be held on May 13, 2004 at 3:00 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138, for the following purposes:

1.	To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified; and

2.	To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 2004 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

By order of the Board of Directors,

Edward S. Brewer, Jr.,
     Secretary

     The Company’s Annual Report for 2003 containing a copy of the Company’s Form 10-K (excluding exhibits) for the year ended December 31, 2003 is enclosed herewith.

Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

PSYCHEMEDICS CORPORATION

1280 Massachusetts Avenue
Cambridge, Massachusetts 02138

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2004

     This statement is furnished to the stockholders of PSYCHEMEDICS CORPORATION (hereinafter, the “Company”) in connection with management’s solicitation of proxies to be used at the Annual Meeting of Stockholders on May 13, 2004 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 1, 2004. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires.

     Most Psychemedics stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with Psychemedics’ transfer agent, EquiServe, you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by Psychemedics. As the stockholder of record, you have the right to grant your voting proxy directly to Psychemedics or to vote in person at the meeting.

Beneficial Owner. If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

     The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 2,563,454 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the four persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the four nominees named under “Election of Directors”, unless authority to do so is withheld with respect to one or more of the nominees. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting.

     As of March 15, 2004, the Company had outstanding 5,126,907 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 15, 2004 to one vote on each of the matters to be voted upon at the Annual Meeting.

ELECTION OF DIRECTORS

     At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at four and has nominated four persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Jr., Harry F. Connick, Walter S. Tomenson and Fred J. Weinert. In the event that any of the nominees become unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; or (ii) to leave a vacancy on the Board.

BUSINESS EXPERIENCE OF NOMINEES AND
EXECUTIVE OFFICERS

     Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

Name	Age	Position
Raymond C. Kubacki, Jr.	59	Chairman of the Board, Chief Executive Officer, President, Director and Nominee

Harry F. Connick	78	Director and Nominee, Member of Audit, Nominating and Compensation Committees

Walter S. Tomenson	57	Director and Nominee, Member of Audit, Nominating and Compensation Committees

Fred J. Weinert	56	Director and Nominee, Member of Audit, Nominating and Compensation Committees

William R. Thistle	54	Senior Vice President, General Counsel

Peter C. Monson	48	Chief Financial Officer, Vice President and Treasurer

Michael I. Schaffer, Ph.D.	59	Vice President, Laboratory Operations

William Dausey	53	Vice President, Sales

     All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

     Mr. Kubacki has been the Company’s President and Chief Executive Officer and has served as a director of the Company since 1991. On November 30, 2003 he was elected Chairman of the Board following the retirement of A. Clinton Allen on such date. Prior to joining the Company, he served as Vice President National Accounts and Director of Sales and Marketing for Reliance COMM/TEC Corporation, a subsidiary of Reliance Electric Co.

     Mr. Connick served as District Attorney for Orleans Parish (New Orleans, LA) from 1974 to 2003. He has been a director since September, 2003.

     Mr. Tomenson has been Managing Director and Chairman of Client Development of Marsh, Inc. since 1998. From 1993 to 1998, he was Chairman of FINPRO, the financial services division of Marsh, Inc. In addition, he is a member of the Board of Directors of Marsh, Inc. He is a Director of the Trinity College School Fund, Inc. He also serves on the Executive Council of the Inner-City Scholarship Fund. Mr. Tomenson has been a director of the Company since 1999.

     Mr. Weinert is an entrepreneur whose current business activities are concentrated in real estate development, theatre and film development, and also in cosmetic and fragrance distribution. He is the Chief Executive Officer of Barrington Services Group Inc., Bella Media Plc., Bella Firms LLC, and San Telmo Inc. For the past 19 years he has served on the Business Advisory Council for the University of Dayton. He is also a trustee of the Center for Excellence in Education based in Washington, D.C. Mr. Weinert has been a director of the Company since 1991.

     Mr. Thistle has been a Senior Vice President of the Company since September, 2001 and General Counsel of the Company since 1995. He was a Vice President of the Company from 1995 to 2001. From 1993 to 1995, he served as Associate General Counsel for MGM Grand in Las Vegas. From 1989 to 1993, Mr. Thistle was Associate General Counsel for Harrah’s Casino Resorts. Mr. Thistle is on the Legal Advisory Board of the Institute for a Drug Free Workplace and is a board member of the Drug and Alcohol Testing Industry Association.

     Mr. Monson has been the Company’s Chief Financial Officer since March, 2000. He has served as a Vice President and Treasurer of the Company since 1998. From November, 1996 until joining the Company, Mr. Monson was a financial consultant to several different companies, most recently with GTE Internetworking. From 1994 to 1996, Mr. Monson was Chief Financial Officer of Bet Systems, Inc. From 1991 to 1994, Mr. Monson was the Corporate Controller and Treasurer of Gamma International, Ltd., now called Fortune Diversified Industries, Inc., a publicly traded gaming company.

     Dr. Schaffer has served as Vice President of Laboratory Operations since 1999. Prior to joining the Company, he served as Director of Toxicology, Technical Manager and Responsible Person for the Leesburg, Florida laboratory of SmithKline Beecham Clinical Laboratories, from 1990 to 1999. Dr. Schaffer has been an inspector for the Substance Abuse and Mental Health Services Administration’s National Laboratory Certification Program since 1989. Dr. Schaffer was also a member of the Board of Directors of the American Board of Forensic Toxicologists from 1990 to 1999.

     Mr. Dausey joined the Company in April, 2000 as Vice President of Sales. Prior to joining the Company, Mr. Dausey was Vice President Sales for NorthWestern Corporation, since 1996. Previous positions include Vice President of Sales for PTC Aerospace and various positions at BF Goodrich Company.

CORPORATE GOVERNANCE

General

     The Company believes that good corporate governance is important to ensure that Psychemedics is managed for the long-term benefit of its stockholders. During the past year, the Company has undertaken a comprehensive review of its corporate governance policies and practices in light of new requirements imposed by the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of the American Stock Exchange, or AMEX. Based on this review, in March, 2004, our Board of Directors adopted a new charter for our Audit Committee, established a Nominating Committee, adopted a charter for the Nominating Committee and adopted a comprehensive Code of Ethics and Conduct. You may obtain a copy of the Company’s current committee charters and Code of Ethics and Conduct by writing to the Company at: Investor Relations, Psychemedics Corporation, 1280 Massachusetts Avenue, Cambridge, Massachusetts 02138.

Independence

     Under AMEX rules, a director of Psychemedics only qualifies as “independent” if the Board of Directors of the Company affirmatively determines, in accordance with AMEX guidelines, that the director has no material relationship with Psychemedics (either directly or as a partner, shareholder or officer of an organization that has a relationship with Psychemedics). The Board of Directors has determined that none of Messrs. Connick, Tomenson or Weinert has a material relationship with Psychemedics and each of these directors is “independent” as determined under the AMEX listing requirements.

Director Candidates

     The Nominating Committee identifies Board candidates through numerous sources, including recommendations from Directors, executive officers and stockholders of Psychemedics. The Nominating Committee evaluates identified Board candidates based on the criteria established by and periodically reviewed by the committee. The committee seeks to identify those individuals most qualified to serve as Board members and will consider many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote the time and effort required for Board responsibilities. Selected candidates are interviewed by members of the committee and certain other Board members. Based on the foregoing, the Nominating Committee makes recommendations to the Board with respect to director nominees.

     Psychemedics stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Psychemedics Nominating Committee, 1280 Massachusetts Avenue, Cambridge, Massachusetts 02138. Assuming that the appropriate information has been timely provided, the committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

Board of Directors Meetings and Committees

     The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company activity through regular reports and presentations at Board and committee meetings.

     The Board of Directors met four times in fiscal 2003 (including two teleconference meetings). In addition, the directors acted by unanimous written consent in lieu of meetings on eight occasions during 2003. During fiscal 2003, each of our current directors that served as a director during fiscal year 2003 attended 75% or more of the total number of meetings of the Board of Directors and the committees of which such director was a member. The Board has standing Audit, Compensation and Nominating Committees. The Audit Committee and the Nominating Committee each has a charter that has been approved by the Board. Each committee must review the appropriateness of its charter and perform a self-evaluation at least annually. Mr. Kubacki is the only director who is also an employee of Psychemedics Corporation. He does not participate in any meeting at which his compensation is evaluated. All members of all committees are non-employee directors.

     The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting of Stockholders. All of the Company’s then-incumbent directors attended the Company’s Annual Meeting in May, 2003.

     Audit Committee

     The Audit Committee, whose members are Messrs. Connick, Tomenson and Weinert, held five meetings and acted by unanimous written consent once during 2003. All of the members of the Audit Committee are independent from the Company and its management, as independence is defined in the AMEX listing standards. The Audit Committee reviews the appropriateness, quality and acceptability of the Company’s accounting policies and the integrity of financial statements report to the public, and compliance with legal and regulatory requirements. The Board has determined that each member of the Audit Committee satisfies the requirements of the AMEX regarding competency in financial matters. In addition, the Board of Directors has determined that Mr. Weinert qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules. None of Messrs. Connick, Tomenson or Weinert serves on the audit committees of any other public company. The responsibilities of the Audit Committee and its activities during fiscal year 2003 are described in the Report of the Audit Committee set forth below in this proxy statement.

     Compensation Committee

     The Compensation Committee, whose members are Messrs. Connick, Tomenson and Weinert, held one meeting and acted by unanimous written consent once during 2003. The responsibilities of the Compensation Committee and its activities during fiscal year 2003 are described in the Report of the Compensation Committee on Executive Compensation set forth below in this proxy statement.

     Nominating Committee

     The Nominating Committee was formed in March, 2004. The Nominating Committee, whose members are Messrs. Connick, Tomenson and Weinert, is charged with identifying and screening candidates, consistent with criteria approved by the Board of Directors, and making recommendations to the Board of Directors as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors. The Board of Directors has determined that each of the members of the Nominating Committee is independent as defined in the American Stock Exchange’s listing standards.

Shareholder Communications

     Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the board, should be directed to the Secretary of the Corporation, c/o Psychemedics Corporation, 1280

Massachusetts Avenue, Cambridge, Massachusetts 02138, with a request to forward the same to the intended recipient.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside the presence of management, with the independent auditors to discuss internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to the Board of Directors. The Audit Committee also selects and appoints the independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors’ fees. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A to this proxy statement.

     The Audit Committee is composed of three non-employee directors, Messrs. Connick, Tomenson and Weinert, each of whom is an “independent director” under the rules of the American Stock Exchange governing the qualifications of the members of audit committees. The Audit Committee held five meetings and acted by unanimous written consent once during 2003. Mr. Weinert qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each member of the Audit Committee meets the minimum standards regarding competency in financial matters required under the rules of the American Stock Exchange. None of Messrs. Connick, Tomenson and Weinert serves on the audit committees of any other public company.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors (i) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU§380), and (ii) the auditors’ independence from the Company and its management, including the matters in the written disclosures we received from the auditors as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and considered the compatibility of the provision of non-audit services by the independent auditors with the auditors’ independence.

     Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     Members of the Audit Committee:

Harry F. Connick
Walter Tomenson
Fred J. Weinert

Independent Auditors Fees and Other Matters

     The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2002 and 2003, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal Year	Fiscal Year
	2002	2003
Audit Fees(1)	$72,011	$95,225
Audit-Related Fees(2)	10,000	0
Tax Fees(3)	28,200	37,000
All Other Fees (4)	0	0

Total	$110,211	$132,225

(1)	Audit Fees – Audit fees billed to the Company by Ernst & Young for auditing the Company’s annual financial statements and reviewing the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit-Related Fees – Audit-related fees billed to the Company by Ernst & Young include fees for services related to the audit of the Company’s financial statements, that are not reported under Audit Fees, and include due diligence assistance in connection with accounting consultations and audit work performed on certain of the Company’s benefit plans.

(3)	Tax Fees – Tax fees billed to the Company by Ernst & Young include fees related to tax compliance and review regarding the accounting treatment of various tax matters.

(4)	All other Fees – All other fees billed to the Company by Ernst & Young includes fees for other permissible services that do not fit within the aforementioned categories.

Audit Committee Pre-Approval Policy of Audit and Non-Audit Services of Independent Auditors

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Director Compensation

     Mr. Kubacki receives no additional compensation for serving on the Company’s Board of Directors. Each of the Company’s outside (non-employee) directors receives cash compensation of $4,000 per quarter.

     On March 17, 2003, Messrs. Tomenson, Weinert and Flynn, who then constituted the Company’s outside directors, were each granted an option to acquire 5,150 shares at an exercise price of $9.04 per share, representing the mean of the high and low sales prices of such Common Stock on March 14, 2003. On September 15, 2003, in connection with his appointment to the Board and as is our policy for new outside directors, Mr. Connick was granted an option to acquire 6,438 shares at an exercise price of $8.18 per share, representing the mean of the high and low sales prices of such Common Stock on September 15, 2003. Each such option was granted under the 2000 Stock Option Plan, had a term of 10 years, and was exercisable in full twelve months following the date of grant, and also becomes exercisable in full upon a change in control (as defined in the respective option agreement).

     The members of the Audit Committee also receive cash compensation in the amount of $1,000 on a quarterly basis, in addition to the compensation they may receive as outside (non-employee) directors.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended December 31, 2003, 2002, and 2001, the cash compensation paid by the Company as well as certain other compensation paid or accrued for such year, to the Company’s Chief Executive Officer, the Company’s four other most highly compensated executive officers, and the one other individual for whom disclosure would otherwise have been required but for the fact that he was not serving as an executive officer as of the fiscal year end (collectively the “named executive officers”).

Summary Compensation Table

					Long-Term
					Compensation
	Annual Compensation				Awards
Name and				Other Annual	Securities	All Other
Principal		Salary	Bonus	Compensation	Underlying	Compen-
Position	Year	$	$	($)	Options (#)	sation($)
Raymond C.	2003	275,000	0	(1)	0	6,029	(2)
Kubacki, Jr.	2002	275,000	0	(1)	8,750	5,606	(2)
President, CEO,	2001	234,327	0	(1)	0	5,250	(2)
& Chairman (since November 30, 2003)(3)
A. Clinton Allen	2003	186,058	0	(1)	0	5,581	(2)
Chairman (through	2002	193,558	0	(1)	0	5,584	(2)
November 30,	2001	195,000	0	(1)	0	5,250	(2)
2003) (3)
William R. Thistle	2003	215,000	0	(1)	0	5,798	(2)
Senior Vice President	2002	212,050	0	(1)	12,500	4,835	(2)
& General Counsel	2001	177,500	0	(1)	0	4,500	(2)
Michael I. Schaffer	2003	166,261	0	(1)	0	4,156	(2)
Vice President	2002	162,375	0	(1)	2,500	4,025	(2)
Laboratory	2001	156,500	0	(1)	0	3,913	(2)
Operations
Peter C. Monson	2003	135,000	0	(1)	0	4,050	(2)
Vice President,	2002	129,000	0	(1)	2,500	3,870	(2)
Treasurer, and	2001	123,250	0	(1)	0	3,698	(2)
Chief Financial Officer

					Long-Term
					Compensation
	Annual Compensation				Awards
Name and				Other Annual	Securities	All Other
Principal		Salary	Bonus	Compensation	Underlying	Compen-
Position	Year	$	$	($)	Options (#)	sation($)
William Dausey	2003	130,000	0	(1)	0	3,900	(2)
Vice President	2002	130,000	0	(1)	2,500	3,900	(2)
Sales	2001	130,000	0	(1)	0	1,950	(2)

(1)	Any perquisites or other personal benefits received from the Company by the named executive were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual’s cash compensation).

(2)	Employer contribution under 401(k) Retirement Plan.

(3)	On November 28, 2003 Mr. Allen retired and resigned as Chairman of Board the Company. Mr. Kubacki, who has served as President and Chief Executive Officer of the Company since 1991, was elected to the additional post of Chairman.

Stock Option Grant Table

     There were no grants of stock options to the named executive officers of the Company during the Company’s fiscal year ended December 31, 2003.

Option Exercises and Year-End Values

     The following table sets forth information with respect to each of the named executive officers concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 2003.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

	Shares	Value	Number of unexercised		Value of unexercised
	Acquired	Realized	options at fiscal		in-the-money options at
	on Exercise	($)(1)	year-end(#)		fiscal year-end ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond C. Kubacki, Jr.	38,626	32,060	128,189	6,563	0	0
A. Clinton Allen	12,875	10,686	57,110	0	0	0
William R. Thistle	0	0	36,063	11,562	0	0
Michael I. Schaffer	0	0	16,563	3,437	0	0
Peter C. Monson	0	0	14,063	3,437	0	0
William Dausey	0	0	10,000	5,000	0	0

(1)	Value realized represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)	On December 31, 2003 the exercise prices of all options held by the named executive officers were in excess of $9.37 per share, the fair market value of the Company’s Common Stock on December 31, 2003.

Change in Control Agreement

     The Company has entered into an arrangement with Mr. Kubacki providing for severance benefits for a period of up to 12 months in the event of termination within 12 months following a change in control

(as defined in the agreement). The agreement provides for severance benefits only if (1) the Company terminates the employee (other than termination for “cause”), or (2) the employee terminates his employment for “good reason” (as defined in his agreement), in either case within 12 months after a change in control (as defined in the agreement). The agreement does not provide for severance benefits in the event of an employee’s death or disability, or in the event of his voluntary termination without good reason. The agreement also provides that the employee shall not compete with the Company during the period in which he is receiving severance payments. Mr. Kubacki does not otherwise have any employment agreement with the Company.

     In connection with the grants by the Company to Mr. Kubacki and to Mr. Thistle of options to acquire shares of the Company’s Common Stock, the Company agreed that notwithstanding the vesting schedule stated in the applicable option agreement, such options would become exercisable in full upon a change in control (as defined in each applicable option agreement) of the Company.

Report of the Compensation Committee on Executive Compensation

The following Report of the Compensation Committee of the Board of Directors and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

     The Company’s compensation policies for its executive officers are carried out by the Compensation Committee consisting of Messrs. Connick, Tomenson and Weinert. (Mr. Connick joined the Committee effective September 15, 2003). The Compensation Committee establishes compensation policies for the Company and approves employment agreements and salary increases for executive officers, and approves the grant of stock options by the Company.

     The Company’s executive compensation program is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. This report is submitted by the Compensation Committee and addresses the compensation policies for fiscal year 2003 as they affected Mr. Kubacki, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

     Compensation Philosophy

     The Company’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company’s policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program is also designed to link the interests of the Company’s executives to the interests of the Company’s shareholders.

     At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive’s level of responsibility increases, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the Board’s objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer which would otherwise be nondeductible, it is the Company’s policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

     Compensation Elements

     Base Salary

     At the executive officer level, base salaries are conservative when compared with companies of similar size and financial performance. Salary ranges are assigned to each position based on a comparison of the Company’s positions with similar positions in companies of similar size in the Company’s industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company. Salary levels for executive officers, other than the Chief Executive Officer, were determined for 2003 by Mr. Kubacki, the Chief Executive Officer, based on the foregoing criteria.

     Incentive Compensation

     The Company has generally not paid cash bonuses to executive officers as rewards for superior performance, preferring instead to reward executive officers with equity-based compensation in the form of stock options.

     Stock Options

     Under the Company’s 2000 Stock Option Plan for officers, directors, and employees and consultants, the Stock Option Committee of the Board of Directors or any other committee performing similar functions is authorized to grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to executives, the Stock Option Committee takes into account the practices of other companies of comparable size as well as the executive’s level of responsibility and past contributions to the Company, particularly in light of the Company’s practice not to award cash bonuses.

     Compensation to the Chief Executive Officer

     Mr. Kubacki did not receive an increase in base salary in 2003 and he did not receive a bonus in 2003. He also was not granted any stock options in 2003. Mr. Kubacki’s annual base salary was last adjusted in 2001. The primary factor considered in establishing Mr. Kubacki’s base compensation was the base compensation paid to chief executive officers of comparably sized publicly held corporations. Also considered was the Company’s success in regulatory matters under Mr. Kubacki’s leadership.

Harry F. Connick
Fred J. Weinert
Walter S. Tomenson

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PSYCHEMEDICS CORPORATION,
AMEX MARKET INDEX AND RUSSELL 2000 INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1999
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC, 31, 2003

	1998	1999	2000	2001	2002	2003
Psychemedics Corporation	100.00	101.05	107.50	87.56	50.60	52.75
Russell 2000 Index	100.00	119.59	114.43	115.60	90.65	131.78
Amex Market Index	100.00	124.67	123.14	117.47	112.78	153.50

(1)	The above graph assumes a $100 investment on January 1, 1999, through the end of the 5-year period ended December 31, 2003 in the Company’s Common Stock, the Russell 2000 Index and the AMEX Market Value Index. The prices all assume the reinvestment of dividends.

(2)	The Russell 2000 Index is comprised of the smallest 2,000 companies in the Russell 3,000 Index. The Company has been unable to identify a peer group of companies that engage in testing of drugs of abuse, except for large pharmaceutical companies where such business is insignificant to such companies’ other lines of businesses. The Company therefore uses in its proxy statements a peer index based on market capitalization.

(3)	The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
OF MANAGEMENT

     The following table shows, as of March 15, 2004, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

	Amount and Nature of		Percentage
Name	Beneficial Ownership(1)		Owned(2)
H. Wayne Huizenga 450 E. Las Olas Blvd. Suite 1500 Fort Lauderdale, Florida 33301	589,135	(3)	11.3%
Richard T. Christoph 1650 Tall Grass Lane Lake Forest, Illinois 60045	553,325	(4)	10.6%
Donald F. Flynn(5) 676 North Michigan Avenue Suite 4000 Chicago, Illinois 60611	486,141	(7)	9.3%
Raymond C. Kubacki, Jr.	199,273	(6)	3.7%
Fred J. Weinert	137,382	(6)(9)	2.6%
A. Clinton Allen(10)	122,487	(6)	2.3%
William R. Thistle	41,375	(6)	*
Walter S. Tomenson	27,038	(6)	*
Michael I. Schaffer	18,750	(6)	*
Peter C. Monson	16,250	(6)	*
William Dausey	13,750	(6)	*
Harry F. Connick	0		*
All Executive Officers and Directors as a group (8 persons)	453,818	(11)	8.2%

*	denotes ownership of less than 1%

(1)	Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2)	Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3)	Includes: (i) 395,866 shares held by a limited partnership controlled by said individual and (ii) 2,035 shares owned by said individual’s spouse.

(4)	Includes: (i) 78,000 shares held by said individual as trustee of the Richard T. Christoph Trust, (ii) 43,700 shares held by said individual as trustee of the Carla C. McMahon Trust, (iii) 56,600 held by Christoph Securities, Inc. as to which said individual has sole dispositive and voting power, and (iv) 3,850 shares owned by said individual’s spouse.

(5)	Mr. Flynn retired from the Board on September 15, 2003.

(6)	Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Kubacki – 134,752; Mr. Weinert – 42,150; Mr. Allen – 57,110; Mr. Thistle – 41,375; Mr. Tomenson – 27,038; Dr. Schaffer – 18,750; Mr. Monson – 16,250; and Mr. Dausey – 13,750.

(7)	Includes: (i) 4,831 shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) 411,062 shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power; and (iii) 76,248 shares owned by said individual’s spouse.

(8)	Includes: (i) 86,613 shares over which said individual has shared voting and dispositive power with his spouse as joint tenants; and (ii) 128,812 shares held by a limited partnership of which said individual’s spouse is the general partner.

(9)	Includes 74,382 shares held by Mr. Weinert as trustee under the Fred J. Weinert, Jr. Revocable Insurance Trust u/t/a dated May 17, 1982.

(10)	Mr. Allen retired as Chairman of the Board on November 30, 2003.

(11)	Includes 294,065 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or written representations from persons required to file such reports (“Reporting Persons”), the Company believes that all such filings required to be made by such Reporting Persons with respect to fiscal year 2003 were timely made in accordance with the requirements of the Exchange Act.

INDEPENDENT AUDITORS

     The Company’s Audit Committee has approved Ernst & Young LLP (“Ernst & Young”) as independent auditors for fiscal year 2004. Representatives of Ernst & Young will be available at the Annual Meeting to respond to questions.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 2, 2004.

OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

     The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.

By order of the Board of Directors,

EDWARD S. BREWER, JR.,
Secretary
April 1, 2004

Exhibit A

Revised, effective March 24, 2004

PSYCHEMEDICS CORPORATION

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

A.	STATEMENT OF POLICY

     The Audit Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) shall assist the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting and financial controls, the annual independent audit process of the Company’s annual financial statements, the Company’s compliance with legal and regulatory requirements and the qualification and independence of the Company’s primary independent audit firm (the “Auditor”). The Committee is not responsible for the implementation of the foregoing activities. Such implementation is the sole responsibility of management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and authority to engage independent legal, accounting or other advisors as it deems necessary to carry out its duties, at Company expense.

     Management and the Auditor are responsible for planning and conducting audits and determining that the audited financial statements are complete, accurate and in accordance with Generally Accepted Accounting Principles. The Committee, in carrying out its oversight responsibilities, shall discuss with the Auditor and management their respective judgments regarding the quality and the acceptability of the Company’s financial reporting.

     This Charter governs the operation of the Committee. The Committee shall review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any proposed changes to the Board for approval. To the extent deemed necessary by the Committee, in its sole discretion, it shall have the authority to engage outside legal counsel and/or independent accounting consultants, at the Company’s expense, to review any matter under its responsibility.

B.	ORGANIZATION

     The Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements set forth in applicable rules of the Securities and Exchange Commission (“SEC”) and the American Stock Exchange (“AMEX”), as in effect from time to time.

     All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined by applicable rules of the SEC.

     The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Company or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

     The members of the Committee shall be elected by the Board at the meeting of the Board following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.	COMMITTEE MEETINGS

     The Committee shall hold meetings at least quarterly each fiscal year, and at any additional time as either the Board or the Committee deems necessary. Members of the Committee may participate in meetings by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Committee may also act as otherwise permitted by law or the Company’s Bylaws. Minutes of each meeting will be kept and distributed to the entire Board. The presence of a majority of Committee members at any meeting shall constitute a quorum.

D.	RESPONSIBILITIES AND DUTIES

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities:

Independent Auditor

1.	The Auditor reports directly to the Committee. Annually, the Committee shall evaluate and appoint the Auditor. The Committee shall have the sole authority to select, evaluate and, where it deems appropriate, replace the Auditor. The Committee shall receive from the Auditor an annual report on (1) the Auditor’s quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to audits carried out by the Auditor, (3) as necessary, the timetable for the rotation of partners under legal requirements, (4) all relationships between the Auditor and the Company, and (5) such other reports as the Committee deems appropriate from the Auditor regarding the Auditor’s independence, and discuss with the Auditor such reports and the matters included in the written disclosures required by the Independence Standards Board Standard No. 1. If necessary, the Committee shall take appropriate action with respect to the independence of the Auditor.

2.	The Committee shall meet with the Auditor prior to the audit to review the scope and staffing of the audit.

3.	The Committee shall pre-approve all audit and non-audit services (and related fees) provided by the Company’s Auditor, as outlined below, and implement procedures so that the Auditor does not perform any service that is prohibited under the AMEX and SEC rules.

Audit Fees:

Annually, prior to the audit, the Committee will review and approve the audit services and the estimated audit fees for the audit. Periodically thereafter, the Committee will pre-approve any amounts exceeding the original estimates.

Non-Audit Services and Fees:

Annually, and otherwise as necessary, the Committee will review and approve all non-audit services and the estimated fees for such services for the current fiscal year. For recurring services such as employee benefit plans, and tax compliance, and statutory filings, the Committee will review and approve the services and estimated total fees therefor by category of service. Periodically thereafter, the Committee will pre-approve any amounts exceeding the original estimates. For non-recurring services such as tax planning or other consulting, the Committee will review and approve the services

2

and estimated fees by category of service and all individual projects exceeding an amount determined by the Committee from time to time. The Committee will pre-approve any amounts exceeding the original estimates and any new projects exceeding an amount determined by the Committee from time to time.

Approval Matrix:

Should an engagement need pre-approval before the next Committee meeting, authority to grant such approval is delegated to the Audit Committee Chairman. Such approval will be reviewed with the entire Committee at the next quarterly meeting.

4.	The Committee shall monitor management’s compliance with the following hiring policy for employees and former employees of the Auditor. The Company shall not hire an employee or former employee of the Auditor who has provided audit, review, or attest services for the Company during the last two previous fiscal years into an “accounting role or financial reporting oversight role” as defined by the SEC. This definition includes the following Corporate positions: Members of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer, General Counsel, Controller, and Treasurer.

Internal Controls

1.	In consultation with the Auditor and management, the Committee shall review annually (i) the adequacy of the Company’s internal accounting controls and the financial reporting process, and (ii) the status of internal accounting control recommendations made by the Auditor.

2.	The Committee shall periodically receive reports from and discuss with the Company’s Chief Financial Officer and General Counsel the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements, conflicts of interest and ethical conduct, including any potential or actual conflicts of interest involving directors or officers of the Company.

Annual Audit and Quarterly Reviews

     The Committee shall discuss with the Auditor the results of the annual audit and quarterly reviews, the Company’s critical accounting policies and practices, all alternative treatments within GAAP discussed with management (including ramifications of use of alternatives, and the preferred method of the Auditor), other written material communication (including any management letter or schedule of unadjusted differences), any audit problems or difficulties and management’s response, and any other matters required to be communicated to the Committee by the Auditor under Generally Accepted Auditing Standards.

Financial Reporting

1.	The Committee shall review with management and the Auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K, and the Company’s quarterly financial statements, including any disclosure by the Company under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on these reviews, the Committee shall annually report to the Board whether the Committee recommends inclusion of the audited financial statements in the Company’s Annual Report and Form 10-K.

2.	The Committee shall discuss the types of information to be included in, and the type of presentation of, earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies. The Committee shall be informed by management of financial information and earnings guidance that have been provided to analysts and ratings agencies.

3

Proxy Report

     The Committee shall approve the report of the Committee required to be included in the Company’s annual proxy statement by the rules of the Securities and Exchange Commission.

Other Responsibilities

1.	The Committee shall establish procedures for the receipt, retention and treatment of complaints made to the Company, by employees and non-employees, regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures may be incorporated into the Company’s Code of Ethics and Conduct and shall be revised as the Committee shall deem necessary from time to time.

2.	At least quarterly, the Committee shall meet separately with representatives from the Auditor and management.

Other Matters

1.	The Committee and its members shall have unrestricted access to management. The Committee shall have sole discretion, in its areas of responsibility, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for such advisors, if it shall determine the services of such advisors to be necessary or appropriate. Should any member of the Committee believe that participation of management or independent advisors in any discussion of a particular subject at any meeting would be advisable, they are free to make such request.

2.	The Committee may, when appropriate in its discretion, delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next scheduled meeting.

E.	REPORTS TO THE BOARD

      The Committee shall report to the Board of Directors regularly regarding issues that arise in connection with the performance of its responsibilities outlined herein, including, but not limited to, issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, or the performance and independence of the Auditor.

4

PSYCHEMEDICS CORPORATION
PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond C. Kubacki, Jr. and Peter C. Monson, or either of them (with full power to act alone), attorneys or attorney of the undersigned (with full power of substitution to each), to vote for and in the name of the undersigned, at the 2004 Annual Meeting of Stockholders of Psychemedics Corporation (the “Company”) to be held on Thursday, May 13, 2004 at 3:00 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Company’s Proxy Statement dated April 1, 2004 and on such other matters as may properly come before the meeting.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒	Please mark votes as in this example.	For	With hold	For All Except
(1)	Election of Directors.	☐	☐	☐

Raymond C. Kubacki, Jr.; Harry F. Connick; Walter S. Tomenson, Jr.; and Fred J. Weinert

NOTE: If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

The Board of Directors recommends a vote FOR Proposal 1.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposal set forth in paragraph (1).

PSYCHEMEDICS CORPORATION

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

CONTROL NUMBER: RECORD DATE SHARES:

Please be sure to sign and date this Proxy.	Date

Stockholder sign here	Co-owner sign here

DETACH CARD	DETACH CARD

PSYCHEMEDICS CORPORATION

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 13, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Psychemedics Corporation